Exhibit 10.10
AMENDMENT NO. 2
TO
AMENDED AND RESTATED EXTERRAN HOLDINGS, INC.
2007 STOCK INCENTIVE PLAN
Effective April 30, 2009
          WHEREAS, Exterran Holdings, Inc., a Delaware corporation (the “Company”), has established and maintains the Amended and Restated Exterran Holdings, Inc. 2007 Stock Incentive Plan, as amended by Amendment No. 1 thereto (as so amended, the “Plan”); and
          WHEREAS, pursuant to Article XIII of the Plan, the Company has the right to amend the Plan at any time by action of the Board.
          NOW, THEREFORE, the Board hereby amends the Plan, effective as of the date set forth above, as follows:
     1. The first sentence in paragraph (d) in Article IV of the Plan is hereby amended and restated in its entirety to read as follows:
“Subject to Paragraph IV(a) above, the Committee may delegate to the Board or to one or more other committees of the Board the authority to grant Awards to Employees who are not subject to Section 16(b) of the 1934 Act.”
     2. The Plan shall remain in full force and effect and, as amended by this Amendment, is hereby ratified and affirmed in all respects.